Exhibit 99.1

Oplink Reports Strong First Quarter Fiscal 2011 Financial Results

Fremont, Calif., -- October 28, 2010 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its first quarter of fiscal 2011, ended September 30, 2010.

Revenues for the quarter were $49.6 million, an increase of 28% over the fourth quarter of fiscal 2010 and an increase of 48% over the same period of the prior year.  GAAP net income for the first quarter of fiscal 2011 increased to $5.6 million, or $0.28 per diluted share, compared to GAAP net income of $3.6 million, or $0.17 per diluted share, reported for the fourth quarter of fiscal 2010 and $1.8 million, or $0.09 per diluted share, reported in the same period of the prior year.

Non-GAAP net income for the first quarter of fiscal 2011 was $8.3 million, or $0.41 per diluted share, an increase of 37% over $6.0 million, or $0.28 per diluted share, reported for the fourth quarter of fiscal 2010 and an increase of 88% over $4.4 million, or $0.21 per diluted share, reported in the first quarter of 2010. Non-GAAP results reflect the adjustments described in the Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures attached to this press release.

Oplink generated $5.5 million in cash from operations during the first quarter, and closed the quarter with cash, cash equivalents and short-term investments of $160 million. During the quarter ended September 30, 2010, Oplink spent $6.5 million on repurchases of its common stock.

"We are very pleased with our first quarter fiscal 2011 financial results," commented Joe Liu, Chairman and CEO of Oplink. "We have improved our factory capacity and normalized our production lead-times. With our new OMS design-wins, the continued growing demand on video transport and consolidated competitor landscape, we are optimistic about our long-term business opportunity, but near-term visibility remains limited."

Business Outlook for the Quarter Ending December 31, 2010

For the quarter ending December 31, 2010, the Company expects to report revenues between $50 million and $53 million and GAAP net income per diluted share of approximately $0.28 to $0.34. On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and other non-cash or non-recurring charges, if any, the Company expects earnings per diluted share for the quarter ending December 31, 2010 of approximately $0.41 to $0.47.

Conference Call Information

The Company will host a conference call and live webcast at 2:00 p.m. Pacific Time today, October 28, 2010. To access the conference call, dial 877-941-4778 or 480-629-9763 (outside the U.S. and Canada). The webcast will be available live on the Investor Relations section of the Company's corporate website at http://investor.oplink.com and via replay beginning approximately two hours after the completion of the call until the Company's announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on October 28, 2010 until 11:59 p.m. Pacific Time on November 4, 2010, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering pass code 4378037#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Oplink believes that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company's cash requirements for ongoing operating activities. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under Securities and Exchange Commission rules.

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Woodland Hills, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This news release contains forward-looking statements, including without limitation the statements under the heading "Business Outlook for the Quarter Ending December 31, 2010." These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the potential for a worsening of the downturn in the telecommunications industry or the overall economy in the United States and other parts of the world, possible reductions in customer orders, Oplink's reliance upon third parties to supply components and materials for its products, intense competition in Oplink's target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry, and other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations:

Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

###

(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	June 30,
	2010	2010
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$55,090	$40,711
Short-term investments	104,537	109,632
Accounts receivable, net	34,190	29,728
Inventories	24,265	20,902
Prepaid expenses and other current assets	7,987	7,659
Total current assets	226,069	208,632
Long-term investments	-	10,000
Property, plant and equipment, net	34,595	33,363
Goodwill and intangible assets, net	5,926	6,952
Other assets	649	651
Total assets	$267,239	$259,598

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,629	$14,369
Accrued liabilities and other current liabilities	13,669	11,657
Total current liabilities	28,298	26,026
Non-current liabilities	5,087	4,923
Total Liabilities	33,385	30,949
Stockholders' equity	233,854	228,649
Total liabilities and stockholders' equity	$267,239	$259,598

(1)	The June 30, 2010 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$49,640	$38,878	$33,565
Cost of revenues:
Cost of revenues	33,402	26,426	23,634
Stock compensation expense	117	105	99
Total cost of revenues	33,519	26,531	23,733
Gross profit	16,121	12,347	9,832
Operating expenses:
Research and development	3,399	3,030	2,225
Sales and marketing	2,458	2,152	2,086
General and administrative	1,868	2,168	1,721
Stock compensation expense	1,541	1,359	1,547
Amortization of intangible and other assets	451	434	404
Total operating expenses	9,717	9,143	7,983
Income from operations	6,404	3,204	1,849
Interest and other income, net	57	108	274
Gain on sale/disposal of assets	-	600	124
Income before provision for income taxes	6,461	3,912	2,247
Provision for income taxes	(881)	(333)	(438)
Net income	$5,580	$3,579	$1,809

Net income per share:
Basic	$0.29	$0.17	$0.09
Diluted	$0.28	$0.17	$0.09

Shares used in per share calculation:
Basic	19,335	20,543	20,566
Diluted	20,252	21,387	21,173

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Reconciliation of GAAP net income to non-GAAP net income:
Net income, GAAP	$5,580	$3,579	$1,809
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock compensation expense	117	105	99
Amortization of intangible and other assets	575	565	542
Total related to cost of revenues	692	670	641

Related to operating expenses:
Stock compensation expense	1,541	1,359	1,547
Amortization of intangible and other assets	451	434	404
Total related to operating expenses	1,992	1,793	1,951

Non-GAAP net income	$8,264	$6,042	$4,401

Net income per share, non-GAAP:
Basic	$0.43	$0.29	$0.21
Diluted	$0.41	$0.28	$0.21

Shares used in per share calculation:
Basic	19,335	20,543	20,566
Diluted	20,252	21,387	21,173

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$16,121	$12,347	$9,832
Stock compensation expense included in cost of revenues	117	105	99
Amortization of intangible and other assets included in cost of revenues	575	565	542
Non-GAAP gross profit	$16,813	$13,017	$10,473

GAAP gross margin rate	32.5%	31.8%	29.3%
Non-GAAP gross margin rate	33.9%	33.5%	31.2%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended
	September 30,
	2010	2009
	(Unaudited)
Cash flows from operating activities:
Net income	$5,580	$1,809
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,352	1,666
Amortization of intangible assets	1,026	946
Stock compensation expense	1,658	1,646
Gain on sale/disposal of assets	-	(124)
Other	290	3
Change in assets and liabilities	(4,366)	3,187
Net cash provided by operating activities	5,540	9,133

Cash flows from investing activities:
Net sales (purchases) of investments	14,978	(6,289)
Net purchases of property and equipment	(2,425)	(394)
Net cash provided by (used in) investing activities	12,553	(6,683)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,788	1,109
Repurchase of common stock	(6,534)	-
Net cash (used in) provided by financing activities	(3,746)	1,109

Effect of exchange rate changes on cash and cash equivalents	32	5
Net increase in cash and cash equivalents	14,379	3,564
Cash and cash equivalents, beginning of period	40,711	49,702
Cash and cash equivalents, end of period	$55,090	$53,266